FOR IMMEDIATE RELEASE

CONTACTS:

Financial Contact:
Chris Sammons, 225-932-2546

Media Contact:
Gentry Brann, 225-987-7372

Shaw Names John Donofrio Executive Vice President, General Counsel and Corporate Secretary

BATON ROUGE, La., Sept. 18, 2009 – The Shaw Group Inc. (NYSE: SHAW) today announced the appointment of John Donofrio to the position of executive vice president, general counsel and corporate secretary, effective Oct. 5, 2009.

Mr. Donofrio joins Shaw from Visteon Corporation, a leading global automotive supplier of innovative products to vehicle manufacturers. At Visteon, Mr. Donofrio was senior vice president, general counsel and chief compliance officer since 2005.

He currently serves on the board of directors for FARO Technologies, Inc., a leader in portable computer-aided measurement hardware and software.

Previously, Mr. Donofrio was vice president and general counsel of Honeywell Aerospace, a global manufacturer of aerospace components and systems. Before joining Honeywell, he was a partner with the law firm of Kirkland & Ellis in Washington, D.C., and New York where he represented major corporate clients worldwide. Mr. Donofrio also served as an adjunct professor at the Seton Hall University School of Law.

“The addition of John to our executive management team is a continuation of our focus on attracting and retaining the top talent in our industry,” said J.M. Bernhard Jr., chairman, president and chief executive officer of Shaw. “John has an exceptional record of leading global legal teams for international manufacturing and technology companies. His tremendous legal expertise, coupled with his background in engineering and manufacturing, makes him a natural fit for Shaw.”

Mr. Donofrio has a bachelor’s degree in chemical engineering from Rutgers University and earned a law degree and a master’s degree in law from The George Washington University Law School. He was also a law clerk for the U.S. Court of Appeals for the Federal Circuit.

The Shaw Group Inc. is a leading global provider of technology, engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation and facilities management services for government and private sector clients in the energy, chemicals, environmental, infrastructure and emergency response markets. A Fortune 500 company with fiscal year 2008 annual revenues of $7 billion, Shaw is headquartered in Baton Rouge, La., and employs approximately 26,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. Shaw is the power sector industry leader according to Engineering News-Record’s list of Top 500 Design Firms. For further information, please visit Shaw’s Web site at www.shawgrp.com.

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The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management “believes,” “expects,” “anticipates,” “plans” or other similar expressions) and statements related to revenues, earnings, backlog or other financial information or results are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company.There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors.  Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company’s Web site under the heading “Forward-Looking Statements.” These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis, visit our Web site at www.shawgrp.com.